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                                                                   EXHIBIT 10.12

                                ESCROW AGREEMENT


                  THIS INDEMNIFICATION AND ESCROW AGREEMENT, dated as of January 4, 1996 (this "Agreement") , by and among CTB-Ventures, Inc., an Indiana corporation ("Buyer"), each of the persons listed on Exhibit A attached hereto (collectively the "Shareholders"), and NBD Bank, N.A., as Escrow Agent (the "Escrow Agent").

                  WHEREAS, Buyer and the Shareholders are parties to the Stock Purchase Agreement dated as of November 29, 1995 (the "Stock Purchase Agreement");

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Appointment of Escrow Agent.

                  The Shareholders and Buyer hereby appoint NBD Bank, N.A. to act as Escrow Agent hereunder, and NBD Bank, N.A. hereby accepts such appointment and agrees to act as Escrow Agent on the terms and conditions hereinafter set forth.

                  2. Escrowed Funds.

                  (a) Simultaneously herewith there has been delivered to the Escrow Agent (by wire transfer to account number 80-94684-00 of the Escrow Agent) an behalf of the Shareholders $5,000,000 in immediately available funds. The Escrow Agent hereby acknowledges receipt of said funds.

                  (b) The Escrowed Funds are to provide security for the obligation of the Shareholders to Buyer and its affiliates pursuant to Section
6.2 of the Stock Purchase Agreement.

                  3. Cooperation.

                  In the event a Claim (as defined below) is asserted by any third party against Buyer, it shall notify Shareholders of such Claim by giving to Shareholders written notice, and shall give Shareholders and their counsel access to any and all such files, records and other documents as may be necessary to enable Shareholders to investigate or participate in the defense against such Claim (but at the cost and expense of Shareholders) and Buyer shall otherwise cooperate in connection therewith and shall not unreasonably assume a position contrary to that of Shareholders with respect to all such third party claims.
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                  4. Third Party Claims. Whenever Buyer shall learn after the date hereof of a claim that, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would constitute a breach of, or give rise to an obligation of indemnification under, any one or more of the warranties, representations, covenants or agreements of the Company or any of the Shareholders as set forth in the Stock Purchase Agreement, before paying the same or agreeing thereto, Buyer shall promptly notify the Shareholders' Representative identified on the signature page hereof (the "Shareholders' Representative") in writing of all such material facts within Buyer's knowledge with respect to such claim and the amount thereof. If, prior to the expiration of ten (10) business days from the receipt of such notice, the Shareholders' Representative shall request, in writing, that the Shareholders' wish to participate in the defense of such claim, the Shareholders' shall be permitted to so participate through one counsel of its choosing and at their sole expense, provided that, Buyer under all circumstances shall retain full control of the defense of such claim. Counsel for Buyer shall be instructed to periodically report in writing to the Shareholder Representative the status of such defense. The Shareholders shall cooperate with Buyer in such defense and make available to Buyer all such records, materials and other information in their possession or under their reasonable control relating thereto as is reasonably required by Buyer. Buyer shall not pay, settle or compromise any such third party claim without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld; provided that, Buyer shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall Buyer be required to refrain from paying any claim where the delay in paying or settling such claim, in the reasonable judgment of Buyer, would result in the foreclosure of a lien upon any of the property or assets then held by Buyer or any of its subsidiaries (including the Company) or where any delay in payment would cause Buyer or any of its subsidiaries a material economic loss; provided further that, Buyer shall not be required to notify the Shareholders' Representative prior to paying, settling or compromising any claim of less than $5,000. The failure to provide notice as provided in this paragraph shall not excuse the Shareholders from their continuing obligations hereunder; however, the claim shall be reduced by any damages to the Shareholders resulting from Buyer's delay or failure to provide notice as provided in this paragraph.

                  5. Deposit of Escrowed Funds.

                  On or prior to the Closing Date, Buyer will deliver to the Escrow Agent the amount specified in Section 2(a) hereof (the "Escrow Amount") by wire transfer payable to the Escrow Agent,
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the receipt of which is hereby acknowledged by the Escrow Agent. The Escrow
Agent shall invest the Escrow Amount in an account identified as being established pursuant to this Agreement (the "Escrow Account"). The Escrow Agent will hold said Escrow Amount together with all investments thereof and all interest accumulated thereon and proceeds therefrom (the "Escrowed Funds") in escrow upon the terms and conditions set forth in this Agreement and shall not withdraw the Escrowed Funds from the Escrow Account except as provided herein.

                  6. Investments.

                  (a) The Escrow Agent shall invest and reinvest from time to time the Escrowed Funds (i) in any obligation of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States supports the obligation or guarantee of such agency or instrumentality), (ii) in any money market fund that invests solely in such obligations or types described in clause
(i), (iii) bank deposit account or, (iv) in any other investment directed in writing by Buyer and the Shareholders' Representative. Investments may be executed by the Escrow Agent's own Bond Department. To the extent the Escrow Agent invests any funds in the manner provided for in this Section, no party hereto shall be liable for any loss which may be incurred by reason of any such investment. No investment shall exceed the term of this Agreement.

                  (b) The Escrow Agent shall have the power to reduce, sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Funds pursuant to Section 7 hereof. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrowed Funds, except in the case of the gross negligence or willful misconduct of the Escrow Agent.

                  7. Escrowed Funds.

                  (a) At any time and from time to time, during the period from the Closing Date through the Escrow Expiration Date (as defined in Section 9 hereof), Buyer may give to the Escrow Agent one or more notices (each, a "Claims Notice") containing the applicable information set forth in subparagraph (b) below and stating that, pursuant to the Stock Purchase Agreement and this Agreement, Buyer is asserting against the Shareholders a right of indemnity pursuant to Section 6.2 of the Stock Purchase Agreement with respect to a claim (a "Claim"). In the case of any Claim, the amount of which is not reasonably ascertainable by Buyer at the time the Claims Notice of such Claim is given, Buyer agrees to promptly give written notice to the Escrow Agent and
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the Shareholders' Representative of the amount of such Claim promptly after such amount becomes reasonably ascertainable by Buyer.

                  (b) A Claims Notice given to the Escrow Agent shall set forth the nature and details of such Claim, the Section of the Stock Purchase Agreement or this Agreement pursuant to which the Claim is made, the amount thereof if reasonably ascertainable by Buyer (or a statement that the amount thereof is not then reasonably ascertainable by Buyer and the basis for such statement) and whether or not such Claim arises from the assertion of liability by a third party. The Escrow Agent shall promptly forward such Claims Notice to the Shareholders' Representative.

                  (c) For the purpose of this Agreement, a "Determination" shall mean (A) a written compromise or settlement signed by Buyer and the Shareholders' Representative or (B) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America or elsewhere (the time for appeal having expired and no appeal having been perfected) in favor of Buyer and against the Shareholders and based on a Claim under this Agreement.

                  (d) within ten (10) business days following notice of a Determination, the Escrow Agent shall disburse to Buyer from the Escrow Amount, the amount set forth in such Determination. if any amount is in dispute, the Escrow Agent shall release the amount which is not in dispute, if any, and shall hold the amount in dispute until such dispute is resolved in accordance with the provisions of Section 8 hereof.

                  8. Settlement of Disputes.

                  Any dispute which may arise under the Escrow Agreement with respect to the delivery and/or ownership or right of possession of the Escrowed Funds or any part thereof, or the duties of the Escrow Agent hereunder, shall be settled either by mutual agreement of Buyer and the Shareholders' Representative (evidenced by appropriate instructions in writing to the Escrow Agent, signed by such parties) or, failing such agreement, either Buyer or the Shareholders' Representative shall have the right to submit the dispute to neutral binding arbitration pursuant to the provisions of Section 8.8 of the Stock Purchase Agreement. The Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. Prior to the settlement of any such dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrowed Funds which is the subject of such dispute.
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                  9. Termination of Escrow Agreement

                  (a) This Agreement shall terminate upon the earlier to occur of; (i) the date which is thirty days after the Company's audit of the year ended December 31, 1996 is completed (the "Scheduled Expiration Date") (or at the time of the final resolution of any unresolved or unsettled Claims then outstanding); and (ii) the distribution of all of the Escrowed Funds by the Escrow Agent pursuant to this Agreement (the earliest to occur of (i) and (ii) above being hereinafter referred to as the "Escrow Expiration Date"); provided, however, that if there are any unresolved or unsettled Claims then outstanding on the Scheduled Expiration Date this Agreement will not terminate until the resolution of all such Claims.

                  (b) As soon as practicable after the Escrow Expiration Date, the Escrow Agent shall promptly deliver to the Shareholders out of the Escrow Fund the excess, if any, of the total amount remaining in the Escrowed Funds over the sum of all amounts under unresolved or unsettled Claims then outstanding, and the Escrow Agent shall continue to retain in the Escrow Fund all such amounts under unresolved or unsettled Claims then outstanding, subject to the terms of this Agreement until resolution of such Claims. Payments from the Escrow Fund to the Shareholders shall be made among the Shareholders in accordance with Exhibit A hereto.

                  10. Concerning the Escrow Agent.

                  (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

                  (b) The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any or all of the Escrowed Funds other than as provided in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. Notwithstanding any provision to the contrary contained in any other agreement, the Escrow Agent shall have no interest in the Escrowed Funds except as provided in this Agreement.
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                  (c) so long as the Escrow Agent shall have any obligation to pay any amount to the Shareholders and/or Buyer from the Escrowed Funds hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all receipts, disbursements and investment activity in the Escrow Account.

                  (d) The Escrow Agent shall not be bound by any modification of this Agreement affecting the rights, duties and obligations of the Escrow Agent, unless such modification shall be in writing and signed by the other parties hereto, and the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any other modification of this Agreement unless the Escrow Agent shall have received written notice thereof.

                  (e) The Escrow Agent may resign as escrow agent at any time by giving thirty (30) days written notice by registered or certified mail to Buyer and the Shareholders' Representative and such resignation shall take effect at the end of such 30 days or upon earlier appointment of a successor. A successor escrow agent hereunder may be appointed by designation in writing signed by Buyer and the Shareholders' Representative. Buyer and the Shareholders' Representative shall undertake to utilize their best efforts to arrange for the appointment of a successor escrow agent. If any instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within sixty (60) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Buyer and the Shareholders petition any court of competent jurisdiction for the appointment of a successor escrow agent.

                  (f) If at any time hereafter the Escrow Agent shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any government official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, the Shareholders' Representative and Buyer shall appoint a successor escrow agent to fill such vacancy.

                  (g) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to Buyer and the Shareholders' Representative, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to its successor.
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                  (h) The fee charged by the Escrow Agent for performing its services hereunder, any reasonable out of pocket costs incurred by the Escrow Agent in performing its duties hereunder and any other amounts payable to the Escrow Agent pursuant hereto shall be paid one-half by the Buyer and one-half from the Escrowed Funds.

                  (i) Buyer and the Shareholders shall indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable attorneys' fees), liabilities, claims, damages, actions, suits or other charges ("Agent Claims") incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except such which result from the Escrow Agent's bad faith, gross negligence or willful misconduct.

                  (j) The Escrow Agent's fees shall be in the amounts set forth on Exhibit B hereto.

                  11. Miscellaneous.

                  (a) This Agreement shall be construed by and governed in accordance with the laws of the State of Indiana, without regard to such jurisdiction's conflicts of laws principles.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

                  (c) This Agreement may be executed in one or more counterparts which taken together shall constitute but one and the same instrument.

                  (d) Section headings contained herein have been inserted for reference purposes only and shall not be construed as part of this Agreement.

                  (e) This Agreement may be modified or amended only by a written instrument duly executed by all parties hereto or their respective successors or assigns.

                  (f) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (unless otherwise specifically provided for herein) if delivered personally (including by courier), telecopied (which is confirmed) or mailed (registered or certified mail), postage prepaid to:
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                    If to Buyer:
                       c/o American Securities Captial Partners, L.P.
                       122 East 42nd Street, Suite 2400
                       New York, New York 10168-0002
                       Attention: Michael G. Fisch

                    with a copy to:

                       Simpson Thacher & Bartlett
                       425 Lexington Avenue
                       New York, New York 10017
                       Attention: Richard C. Weisberg, Esquire

                    If to the Shareholders:

                      c/o CTB, Inc.
                      State Road 15 North
                      P.O. Box 2000
                      Milford, Indiana 46520-2000
                      Attn: J. Christopher Chocola

                    with a copy to:

                      Yoder, Ainlay, Ulmer &
                           Buckingham
                      130 North Main Street
                      P.O. Box 575
                      Gashen, Indiana 46527
                      Attn: Gordon Lord, Esq.

                    If to the Escrow Agent:

                      NBD Bank, N.A.
                      P.O. Box 1686
                      Elkhart, Indiana 46515
                      Attn: David Beaverson

or to such other addresses or persons as any party may have furnished to the other parties in writing, in accordance herewith, provided, however, that notices to the Escrow Agent shall be deemed effective only upon receipt.

                  (g) The Escrow Agent shall not be liable to pay any tax on any interest earned on the Escrow Amount, it being the understanding of the parties that such tax shall be the responsibility of the Shareholders. The tax identification numbers for the Shareholders are set forth on Exhibit A.

                  (h) The Shareholders have irrevocably and unconditionally appointed J. Christopher Chocola as their
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Shareholders' Representative to take any and all action on the Shareholders'
behalf in connection with this Agreement.

                  (i) if any party hereto refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.

                  (j) Except as provided herein, the rights and obligations of the parties under this Agreement shall not be assigned to any person or entity, without the written consent of the other parties. The parties hereto acknowledge that the right of the Buyer to receive payments from the Escrowed Funds may be pledged to its senior lender. This Agreement shall not confer any benefits on any persons other than the parties hereto.

                  (k) Any terms which are capitalized herein but not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed and delivered on the date first above written.


                                       NBD BANK, N.A., as Escrow
                                       Agent

                                       By:    /s/ David G. Beaverson
                                          -------------------------------------
                                          Title: Second Vice
                                                   President
                                                 David G. Beaverson

                                       CTB VENTURES, INC.

                                       By:   /s/ David Horing
                                          -------------------------------------
                                          Title: Vice President

                                            /s/ J. Christopher Chocola
                                       ----------------------------------------
                                       J. Christopher Chocola,
                                       individually and as
                                       Shareholder Representative
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                                                                       EXHIBIT A
                                                                       TO ESCROW
                                                                       AGREEMENT



Shareholder Name/Tax ID Number                               Percentage
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